CONSENT IN LIEU OF SHAREHOLDERS' MEETING
(MAJORITY SHAREHOLDERS)
SUPERDIRECTORIES, INC.

Pursuant to Article II Section 9 of the bylaws and 8 Del code § 228(a), we, the holders of the number of shares of Common Stock of SUPERDIRECTORIES, INC. set forth after our signatures below, and as the holders of a majority of the outstanding shares of the voting stock entitled to vote at a meeting of shareholders, do hereby consent and approve of the re-domiciling of the corporation from the state of Delaware to the state of Wyoming, as resolved by the Board of Directors in a Written Consent to Action Without Meeting of Superdirectories, Inc. dated July 25, 2010. The text of the Board's Resolution states:

> RESOLVED, that Superdirectories, Inc. change its state of incorporation, domicile and jurisdiction from the state of Delaware to the state of Wyoming; and be it
>
> RESOLVED, that Superdirectories, Inc., upon re-domiciling to the state of Wyoming, change its name to SUPER DIRECTORIES, INC.; and be it
>
> RESOLVED, that the corporation continue to maintain its offices in the town of Merrill, state of New York, until such time as the officers of the corporation in their discretion decide to move such offices.
>
> RESOLVED FURTHER: That the appropriate officers of this corporation are hereby authorized and directed to take such actions and execute such documents as they may deem necessary or appropriate to effectuate the said re-domiciling.

SIGNATURE	DATE	NUMBER OF SHARES (%)
[signature] [signature] Jeannine & Luc LaLonde By:	July 25, 2010	89,522,325 (56.35%)

CORPORATE CERTIFICATE OF AUTHENTICATION

I, Luke LaLonde, do confirm that the above Shareholders' Consent to the re-domiciling from the state of Delaware to the state of Wyoming is a valid, legally-binding document and authentic and true signature of the shareholder representing a majority of the outstanding shares able to vote on such matters.

Luke LaLonde, President

12/27/2010
Date

Notarization:

BARBARA J. LaVOIE
Commission #01LA6022982
Notary Public, State of New York
Qualified in Franklin County
Commission Expires 4/12/11